Exhibit 10.5

Franchise Agreement

An SPI Affiliate
____________________________________ 2008

Franchise Agreement

SEARCHPATH INTERNATIONAL FRANCHISE AGREEMENT
This agreement is entered into on or before Month, Day 2008 in Cleveland, Ohio, by and between SEARCHPATH INTERNATIONAL, INC., a Delaware Corporation (FRANCHISOR) and                          , (FRANCHISEE).
RECITALS
A.	The FRANCHISOR has created a system for providing permanent placement, interim placement and related services defined below; and

B.	The FRANCHISOR is developing a network of franchised offices (the “SEARCHPATHSM Offices”) which will use its system to provide those services and to engage in the exchange and referral of search assignments and candidates; and

C.	FRANCHISEE wishes to purchase a SEARCHPATHSM franchise, and be granted the right to use the SEARCHPATHSM System and the related Mark(s).

D.	NOW, THEREFORE, the parties, in consideration of the undertakings and commitments of each party to the other party set forth herein agree as follows:
AGREEMENTS
Section One: Definitions
The following definitions shall be applicable to this Agreement:

The Term:	Means:

Annual Minimum Royalty	The calendar year minimum royalty payable by FRANCHISEE to FRANCHISOR, which is the sum of $10,000 beginning in the 3rd full calendar year after the effective date of this Agreement.

Buyer	A Buyer or proposed Buyer of all or any part or interest in FRANCHISEE’S Business, FRANCHISEE’S rights under this Agreement, or the FRANCHISEE Transferee Entity The area described in subsection 2.3 in which FRANCHISEE may locate FRANCHISEE’S Office.

FRANCHISEE’S Business	The business operated by FRANCHISEE pursuant to this Agreement.

FRANCHISEE’S Obligations	The obligations set forth in this Agreement and any other agreement between FRANCHISEE and FRANCHISOR and in the Manual as it may be changed from time to time by the FRANCHISOR.

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Franchise Agreement

The Term:	Means:

Gross Margin	Revenue for temporary placements minus payroll, payroll tax load, employee benefits, and all fees paid to a payroll company or “employee of record” contract for staffing back office services.

Gross Receipts	Includes all revenue received by FRANCHISEE, including, but not limited to, fees generated for permanent placement services, interim executive services and related consulting and services from the franchised business, and the portion of receipts for temporary placements equal to the Gross Margin on such temporary placements, net of refunds and fees paid to an independently owned staffing firm that is not operating under a contract with FRANCHISEE; whether for cash, credit and regardless of collection in the case of credit, and income of every kind and nature related to the franchised business; provided, however, that gross receipts from customers shall not include monies that are collected and submitted by FRANCHISEE for transmittal to the appropriate taxing authority.

Immediate Family Member	Key Person’s spouse, Key Person’s parents, Key Person’s children, Key Person’s children’s spouses and Key Person’s sibling or sibling-in-law.

Initial Office Location	The premises located at ADDRESS, CITY, STATE, ZIP.

Initial Training	The training course described in Section 6.2.4.

Interested Person	FRANCHISEE and any officer, director, partner, manager or member of FRANCHISEE, and any owner of at least a 10% interest in the Transferee Entity or the FRANCHISEE.

Invoicing Services	The services described in Section 5

Key Person	KEY PERSON NAME, or such replacement as FRANCHISOR may approve in writing.

Manual	The operating manual, which contains information relating to the operation of a SEARCHPATHSM System Business and such other manuals and communications of all types incorporating descriptions of or information about the FRANCHISOR’S systems, procedures, standards, methods and business, all of which as FRANCHISOR may provide, update and revise from time to time, and which will be provided in such media as FRANCHISOR chooses

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The Term:	Means:

Materials	The Manual and all other training and other materials that FRANCHISOR may provide or make available to FRANCHISEE, in whatever format, relating to the SEARCHPATHSM System or the operation of FRANCHISEE’S Business, all of which remain FRANCHISOR’S property and are loaned to FRANCHISEE.

Proprietary Marks	All trademarks, trade names, service marks, and slogans in which FRANCHISOR has an interest.

Records	FRANCHISEE’S business records listed or described in the Manual.

Sale Price	All money, property, and anything else of value including rights received by FRANCHISEE in connection with a sale or transfer of FRANCHISEE’S Business, including payment for goodwill, office equipment, files, records, and accounts receivable, including payments structured as salary, wages, consulting fees, and compensation for agreements not to compete.

SEARCHPATHSM Offices	Offices, locations and points of distribution of any SEARCHPATHSM Services in any channel of distribution whatsoever, whether franchised, operated by the FRANCHISOR or operated by any other person or entity under any arrangement.

SEARCHPATHSM Services	The identification and recruitment of talent for organizations for long-term and short-term employment and such other staffing and staffing-related services utilizing the SEARCHPATHSM System, as FRANCHISOR may authorize or designate from time to time.

SEARCHPATHSM System	The system, Materials, Proprietary Marks, methods and processes created and provided by FRANCHISOR to its franchisees for offering the SEARCHPATHSM Services.

SPI University	The various documented instruction and training courses, materials and programs, whether provided in recorded media format, live in-person or live remotely via internet class and/or phone.

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The Term:	Means:

Transferee Entity	A corporation, partnership, limited liability company or limited partnership to which the FRANCHISEE, if an individual, assigns its rights under this Agreement with FRANCHISOR’S approval, at least 51% of which entity is owned by the Key Person.
Section Two: Grants and Limitations
2.1.	FRANCHISOR grants FRANCHISEE the license to use trade name and service mark “SEARCHPATHSM” in the conduct of FRANCHISEE’S Business.

2.2.	FRANCHISOR grants FRANCHISEE the right to operate a SEARCHPATHSM Office from the Initial Office Location only, subject to Section 2.3.

2.3.	FRANCHISEE may relocate FRANCHISEE’S SEARCHPATHSM Office to any location provided, however, such location must be approved in advance by FRANCHISOR in writing.

2.4.	FRANCHISEE will not use any other marks, trademarks, tradenames, service marks or other identifying symbols other than the Proprietary Marks in the conduct of the FRANCHISEE’S Business.

2.5.	There is no limitation on where FRANCHISOR may authorize other SEARCHPATHSM Offices to be located, including within the area around FRANCHISEE’S location. FRANCHISEE and all other SEARCHPATHSM Offices may provide the Services without geographical limitation, other than the limitation on the physical location of FRANCHISEE’S Office.

2.6.	FRANCHISOR grants FRANCHISEE the nonexclusive right to use the SEARCHPATHSM System.

2.7.	FRANCHISEE acknowledges that, in order to serve customer’s needs in a changing market and to keep the SEARCHPATHSM System relevant and effective, FRANCHISOR must have the ability to supplement and modify the SEARCHPATHSM System in its absolute discretion. FRANCHISEE agrees that it shall comply with all policies, procedures and standards of the SEARCHPATHSM System as supplemented and modified from time to time in the FRANCHISOR’S discretion.

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Section Three: Fees
3.1.	FRANCHISEE will pay FRANCHISOR a one-time franchise fee of Forty Five Thousand Dollars ($45,000) on or before execution of this Agreement.

3.2.	FRANCHISEE will pay FRANCHISOR a Royalty Fee during the Term equal to seven percent (7%) of FRANCHISEE’S Gross Receipts which will be due weekly on the prior week’s Gross Receipts.

3.3.	FRANCHISEE will pay FRANCHISOR a Marketing Fee during the Term equal to three-quarters of one percent (0.75%) of FRANCHISEE’S Gross Receipts.

3.4	Starting with the third full calendar year after the effective date of this Agreement, FRANCHISEE will pay FRANCHISOR the Annual Minimum Royalty. If the total Royalty Fees payable pursuant to Section 3.2 for any calendar quarter are less than one fourth of the Annual Minimum Royalty, FRANCHISEE will pay FRANCHISOR the shortfall no later than the end of the first month of the following quarter, provided that no shortfall payment will be required if FRANCHISEE’S royalty payments to date during the calendar year equal or exceed the prorated quarterly minimum times the number of calendar quarters that have passed in the year. The Annual Minimum Royalty shall not apply if this Agreement is terminated prior to the expiration of the initial term of this Agreement or any renewal or extension thereof, provided that the FRANCHISEE and each Interested Person agrees in writing to and complies with the restrictive covenant against competition described in Section 16.2.2 hereof.

3.5.	Whenever FRANCHISOR is performing Invoicing Services for FRANCHISEE, FRANCHISOR will deduct the fees owed by FRANCHISEE to FRANCHISOR from FRANCHISOR’S collections on FRANCHISEE’S behalf. If FRANCHISOR is not performing Invoicing Services for FRANCHISEE, FRANCHISEE will pay FRANCHISOR the Royalty Fee and Marketing Fee on a weekly basis during the week following the week in which FRANCHISEE received cleared funds, based on FRANCHISEE’S Gross Receipts for the applicable week. The payment may be through such method of electronic funds transfer as FRANCHISOR designates in the Manual or from time to time. FRANCHISOR maintains the right to receive a monthly statement of activity from FRANCHISEE’S bank regarding all accounts affiliated with FRANCHISEE’S Business and such other reports and records as are outlined in the Manual.

3.6.	Any amounts due from FRANCHISEE to FRANCHISOR that are thirty days or more past due shall bear interest at the lesser of the rate of 1.5% per month or the highest rate permissible under applicable law. If following such period, FRANCHISOR deems it necessary to pursue collection activities, FRANCHISEE shall also reimburse FRANCHISOR for all costs and expenses incurred in the determination or collection of any amount due, including reasonable attorneys’ fees.

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Section Four: Records, Reports, Inspections, and Audits
4.1.	FRANCHISEE will maintain such Records as FRANCHISOR may require, as set forth in the Manual.

4.2.	FRANCHISEE will provide FRANCHISOR with such reports as FRANCHISOR may reasonably require, when and as set forth in the Manual.

4.3.	FRANCHISEE will provide FRANCHISOR with both quarterly and annual profit and loss reports.

4.4.	FRANCHISOR may inspect with reasonable notice the Records and the operation of FRANCHISEE’S Office to determine FRANCHISEE’S compliance with FRANCHISEE’S Obligations under this Agreement.

4.5.	FRANCHISOR may examine and audit FRANCHISEE’S Records on a quarterly basis or with reasonable notice and in such manner as FRANCHISOR may determine. FRANCHISOR may conduct the Audit in FRANCHISEE’S Office or FRANCHISOR may require FRANCHISEE to provide copies of the requested Records to FRANCHISOR, to FRANCHISOR’S agent, or to FRANCHISOR’S designated outside accountant.
Section Five: Invoicing Services
5.1.	FRANCHISOR or its agent will issue invoices for fees generated by FRANCHISEE’S Business if the FRANCHISOR elects to do so. The invoices will be issued in FRANCHISEE’S name and will provide for the payments to be directed to FRANCHISOR’S bank account, in accordance with the procedures set forth in the Manual. FRANCHISOR may discontinue this service at any time or from time to time, and the FRANCHISEE will not be entitled to any reduction in fees or royalties or any other consideration.

5.2.	FRANCHISOR will pay FRANCHISEE the fees FRANCHISOR collects for FRANCHISEE on a weekly basis during the week following the week in which FRANCHISOR receives cleared funds. FRANCHISOR will make such payments by electronic funds transfer to FRANCHISEE’S bank account or by check. The payments will be net of the Fees and other amounts that FRANCHISOR is authorized to withhold, such as split fees due to other offices.

5.3.	FRANCHISOR will provide FRANCHISEE with such reports as are set forth in the Manual, including aging information, so that FRANCHISEE may engage in such collection activities with FRANCHISEE’S clients as FRANCHISEE deems appropriate.

5.4.	FRANCHISOR’S provision of this service shall not make FRANCHISOR a party to FRANCHISEE’S agreements with FRANCHISEE’S clients or responsible for any of FRANCHISEE’S obligations.

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5.5.	FRANCHISEE will promptly provide FRANCHISOR all information necessary or appropriate for FRANCHISOR to issue such invoices, as set forth in the Manual.

5.6.	FRANCHISEE shall be responsible for the collection of the invoices issued on FRANCHISEE’S behalf, but FRANCHISEE has no duty to FRANCHISOR to collect on any invoice. FRANCHISOR shall have no obligation to pursue collection of any amounts past due to the FRANCHISEE.
Section Six: FRANCHISOR’S Obligations
6.1.	Prior to FRANCHISEE opening FRANCHISEE’S office, FRANCHISOR will provide advice and assistance with the following:
6.1.1.	Identifying suitable office space, if applicable.

6.1.2.	The design of FRANCHISEE’S office layout, if applicable.

6.1.3.	Leasing and/or purchasing of FRANCHISEE’S office furniture, computer equipment, telephone services and equipment, software, and videoconferencing equipment.

6.1.4.	Purchasing FRANCHISEE’S initial technology and software platform, including computer hardware, phone systems, voicemail solutions and related products and services.
6.2.	FRANCHISOR will provide FRANCHISEE with the following:
6.2.1.	FRANCHISOR’S Training Materials and Manuals, all of which will be loaned to FRANCHISEE.

6.2.2.	Materials for use in marketing and promotional items from time to time.

6.2.3.	An initial supply of 250 standard business cards and related start-up materials.

6.2.4.	Initial Training classes are conducted over five days at FRANCHISOR’S corporate headquarters in Cleveland, Ohio and may be supplemented with training via the Internet, telephone, or video conference, or such other location/medium as FRANCHISOR may determine. FRANCHISEE will be responsible for the payment of FRANCHISEE’S travel, lodging, wages, meals, and other living expenses associated with all training. This instruction will cover training in marketing, recruitment of candidates, office setup and organizational structure, use of technology in the day-to-day operations of FRANCHISEE’S Office, hiring staff and building an office, and general information appropriate to opening and operating FRANCHISEE’S Business.

6.2.5.	Once FRANCHISEE’S Office is opened, FRANCHISOR will provide additional training of types, in amounts and in locations and media determined by the FRANCHISOR.

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6.3.	FRANCHISOR will provide FRANCHISEE with the following on an ongoing basis:
6.3.1.	The ability for SEARCHPATHSM Offices to participate in the sharing of search assignments and candidates. The policies and standards controlling such sharing will be described in the Manual which may be modified from time to time in the FRANCHISOR’S discretion.

6.3.2.	Ongoing instruction as FRANCHISOR determines appropriate, through distance learning, regional and national meetings, telephone conferences and other methods of communication.
Section Seven: FRANCHISEE’S Obligations
7.1.	FRANCHISEE, and/or FRANCHISEE’S designated Key Person, shall attend and complete SEARCHPATH’sSM initial training at a time and place determined by FRANCHISOR which may include SPI University course curriculum.

7.2.	FRANCHISEE shall open, establish, and continue to operate FRANCHISEE’S SEARCHPATHSM Office within 120 days after execution of this Agreement.

7.3.	FRANCHISEE shall comply with all operating and procedural methods, standards, codes of ethics and systems contained in this Agreement and the Manual. The Manual and all the Materials are hereby incorporated into and are hereby made a part of this Agreement, and compliance with all policies, procedures and standards described therein, as modified and supplemented from time to time, shall be obligations of the FRANCHISEE under this Agreement.

7.4.	The overall design and layout of FRANCHISEE’S office must be approved by FRANCHISOR unless otherwise approved in writing by FRANCHISOR.

7.5.	FRANCHISEE’S office must be used exclusively for the operation of FRANCHISEE’S Business, which shall be limited to business conducted in accordance with the SEARCHPATHSM System, the Manual and the Materials.

7.6.	FRANCHISEE will maintain FRANCHISEE’S Office in a professional manner and it shall be open during normal business hours in FRANCHISEE’S community, for at least 35 hours a week except for holidays unless otherwise approved in writing by FRANCHISOR.

7.7.	FRANCHISEE, and/or FRANCHISEE’S designated Key Person, shall devote FRANCHISEE’S full business time to the ongoing operation of FRANCHISEE’S Business.

7.8.	FRANCHISEE, and/or FRANCHISEE’S designated Key Person, will display the SEARCHPATHSM service mark or such other Proprietary Marks determined by the FRANCHISOR in the directory of the office building and at the entrance to and within FRANCHISEE’S Office.

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7.9.	FRANCHISEE, and/or FRANCHISEE’S designated Key Person, will only use stationery, business cards, email addresses and signatures, forms, and advertising materials approved by the FRANCHISOR.

7.10.	FRANCHISEE, and/or FRANCHISEE’S designated Key Person, will install and maintain, at FRANCHISEE’S expense, a technology platform that will include a computer system, telephones, internet access, video conferencing and voicemail, with such functionality as FRANCHISOR may designate from time to time. All systems, programs, on-hold messages, voicemail messages and other media shall conform to FRANCHISOR’S standards unless otherwise approved in writing.

7.11.	FRANCHISEE, and FRANCHISEE’S designated Key Person, will put forth their best efforts to operate and increase FRANCHISEE’S Business.

7.12.	FRANCHISEE shall not maintain a website or any presence on the worldwide web, the internet or any other public computer system or network employing any of the Proprietary Marks without the express written approval of the FRANCHISOR, and it will not publish or modify any content or copy on such an approved website without the express written approval of the FRANCHISOR. FRANCHISOR may require that any such website be supplied by or hosted by the FRANCHISOR or its approved vendor and may require that it be a part of or be linked to FRANCHISOR’S website.

7.13.	FRANCHISEE will comply with all applicable laws, rules, and regulations.

7.14.	FRANCHISEE and/or FRANCHISEE’S designated Key Person shall attend such annual meetings as FRANCHISOR designates at least every other year.

7.15.	If FRANCHISEE hires a manager for FRANCHISEE’S office other than the Key Person, the manager shall attend and complete such training as FRANCHISOR shall determine.

7.16.	FRANCHISEE, if an entity, or Transferee Entity shall cause all Interested Persons to execute Personal Guaranty of its obligations to the FRANCHISOR in the form provided by the FRANCHISOR.
Section Eight: Transfer or Sale
8.1.	The franchise and related license agreements are granted to FRANCHISEE only. FRANCHISEE will not sell, transfer, assign, sublicense, share, or divide FRANCHISEE’S rights under this Agreement or any interest whatsoever in FRANCHISEE’S Business or any interest whatsoever in FRANCHISEE, if an entity, or in a Transferee Entity, in whole or in part, voluntarily or involuntarily, by operation of law or otherwise in any manner unless FRANCHISOR expressly agrees to such action in writing.

8.2.	The sale or transfer of all or any part of FRANCHISEE’S Business or any interest in the FRANCHISEE, if an entity, or any interest in a Transferee Entity is subject to the following:

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8.2.1.	FRANCHISEE must provide FRANCHISOR with a complete copy of any binding offer to purchase such interest received from a third party.

8.2.2.	FRANCHISOR, then, will have thirty (30) days to exercise, by written notice to FRANCHISEE during such thirty (30) day period, FRANCHISOR’S right of first refusal to purchase FRANCHISEE’S business, upon the terms contained in the proposed offer, less any commissions, broker’s fees, or finder’s fees to be paid by the proposed buyer under such offer.

8.2.3.	If the offer includes consideration other than cash, including intangible benefits, FRANCHISOR may elect to pay such in-kind or intangible consideration or may instead elect to pay a reasonable cash equivalent of such consideration. In the latter case, if FRANCHISEE disagrees about the reasonable cash equivalent, then FRANCHISOR and FRANCHISEE will attempt to agree upon a cash equivalent to these items. If an agreement cannot be reached in a reasonable amount of time, such items of consideration will be valued by an independent appraiser chosen by agreement of the parties, the expense of which appraiser shall be shared equally by the FRANCHISEE and the FRANCHISOR.
8.3.	If FRANCHISOR does not exercise FRANCHISOR’S right of first refusal, FRANCHISEE may complete the proposed sale or assignment transaction to the third party, if approved by the FRANCHISOR, upon the terms submitted to FRANCHISOR, within six months of the date of the original notice to the FRANCHISOR. If the transaction is not completed within six months, then any future proposed sale shall be governed by all of the terms hereof relating to the FRANCHISOR’S right of first refusal.
8.4.	FRANCHISOR has the absolute right to do and require the following as conditions of FRANCHISOR’S approval of the transfer:
8.4.1.	The Buyer must come to FRANCHISOR’S headquarters, at FRANCHISEE’S or the Buyer’s expense, to meet with FRANCHISOR.

8.4.2.	The Buyer and the transaction must be approved by the FRANCHISOR in its absolute discretion.

8.4.3.	The Buyer shall execute FRANCHISOR’S then current franchise agreement, modified as FRANCHISOR shall deem appropriate, to reflect the needs of the Buyer for training and Materials and the terms of the sale and other matters determined by the FRANCHISOR.

8.4.4.	The FRANCHISEE shall pay all fees and any sums of any kind owed by it to FRANCHISOR.

8.4.5.	The FRANCHISEE shall be in full compliance with all of the terms and conditions of this Agreement and all other agreements between it and FRANCHISOR.

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8.4.6.	FRANCHISEE shall execute a general release that contains such terms as FRANCHISOR determines to be appropriate and reasonable.

8.4.7.	Such other reasonable conditions not listed in this section that FRANCHISOR may deem appropriate in the decision to award a franchise agreement to the Buyer shall have been fulfilled.
8.5.	FRANCHISOR’S decision to approve a transfer shall not be deemed an opinion of the potential success of the Buyer.

8.6.	Except as set forth in Subsection 8.7, FRANCHISEE will be required to pay FRANCHISOR a transfer fee equal to 2.5% of the Sale Price.

8.7.	If the proposed transferee is an Immediate Family Member, then neither the FRANCHISOR’S right of first refusal nor the transfer fee shall apply. If the proposed transferee is an employee who has worked for FRANCHISEE for a minimum of one year before the agreement of transfer is executed, then the transfer fee shall not apply. All other requirements for transfer shall apply to such proposed transferees.

8.8.	FRANCHISEE may not change FRANCHISEE’S Business form or entity, either to obtain the services or resources of a partner or to accomplish any other change, without FRANCHISOR’S prior written approval.

8.9.	Neither FRANCHISEE nor the Buyer shall create or permit the existence of any mortgage, lien or encumbrance of any kind on, or pledge or assign any interest in this Agreement or FRANCHISEE’S business or assets, without FRANCHISOR’S prior written approval, which FRANCHISOR may withhold in its absolute discretion.

8.10.	FRANCHISOR will have the right to assign this Agreement, and all of its rights and privileges under this Agreement, to any person, firm, corporation or other entity, provided that, if the assignment results in the performance by the assignee of FRANCHISOR’S functions under this Agreement: (i) the assignee must, at the time of the assignment, be financially responsible and economically capable of performing FRANCHISOR’S obligations under this Agreement, and (ii) the assignee must expressly assume and agree to perform these obligations.

FRANCHISEE agrees that FRANCHISOR may sell its assets, its Proprietary Marks, or the SEARCHPATHSM System to a third party; may go public; may engage in a private placement of some or all of its securities; may merge, acquire other corporations or be acquired by another corporation; may undertake a refinancing, recapitalization, leveraged buyout or other economic or financial restructuring. With regard to any of the above sales, assignments and dispositions, FRANCHISEE expressly and specifically waives any claims, demands or damages arising from or related to the loss of the Proprietary Marks (or any variation of them) and/or the loss of association with or identification of SEARCHPATHSM International, Inc. as FRANCHISOR under this Agreement.

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The FRANCHISEE specifically agrees that, in the event of any transaction of the types described in this section, that it may have to incur significant expense to comply with changes in the SEARCHPATHSM System as modified or supplemented. If FRANCHISOR assigns its rights in this Agreement, nothing in this Agreement requires FRANCHISOR to remain in the SEARCHPATHSM business or to offer or sell any products or services to FRANCHISEE.
Section Nine: National Accounts Program
9.1.	FRANCHISOR may establish and maintain a national accounts program, whereby FRANCHISOR becomes the exclusive recruiter for a client, and FRANCHISEE may not recruit employees away from that client. FRANCHISEE must comply with FRANCHISOR’S system requirements and standards with respect to all established national accounts. The general terms of the national accounts program will be set forth in the Manual, and the FRANCHISOR may vary the specific terms of any national contract and the national account program generally.
Section Ten: Proprietary Marks
10.1	In the operation of FRANCHISEE’S Business, FRANCHISEE shall only use the Proprietary Marks provided and approved by FRANCHISOR from time to time and shall only use them and in the manner authorized and permitted by FRANCHISOR.

10.2	FRANCHISEE shall not use the Proprietary Marks to incur any type of obligation or indebtedness on FRANCHISOR’S behalf.

10.3	FRANCHISEE shall not register or attempt to register any of the Proprietary Marks or any derivatives thereof in FRANCHISEE’S own name or that of any other person, firm or corporation.

10.4	FRANCHISEE will make or assist with all required filing and registrations of the Proprietary Marks which FRANCHISOR deems appropriate.

10.5	FRANCHISEE will execute all documents reasonably required by FRANCHISOR to maintain or to protect the Proprietary Marks.

10.6	If FRANCHISEE secures any rights whatsoever relating to FRANCHISOR’S Proprietary Marks, in any jurisdiction, FRANCHISEE will immediately, upon written request, assign all of FRANCHISEE’S rights, title and interest to FRANCHISOR.

10.7	FRANCHISEE will not use the Proprietary Marks in association with any materials or statements that may be judged by the FRANCHISOR to be in bad taste or that would in any way reflect adversely on the FRANCHISOR or harm the goodwill of the Proprietary Marks.

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10.8	With respect to actual or potential litigation concerning Proprietary Marks:
10.8.1	FRANCHISEE will notify FRANCHISOR immediately of any unauthorized use of or challenge to the use of the Proprietary Marks.

10.8.2	If FRANCHISOR chooses to pursue litigation with regard to the Proprietary Marks, FRANCHISOR will have the sole right to direct litigation and will control the process and any agreements or settlements.

10.8.3	If litigation is undertaken, FRANCHISOR will be responsible for all legal costs, provided that FRANCHISEE notified FRANCHISOR immediately when it learned about the dispute or infringement claim. FRANCHISEE will execute all required documents needed to pursue the action. If the action arises out of wrongful actions by FRANCHISEE relating to the Proprietary Marks, FRANCHISOR may elect not to defend FRANCHISEE or to incur or pay for any related legal or settlement costs and charges.
10.9	FRANCHISEE agrees that:
10.9.1	FRANCHISOR alone owns all rights, titles and interests in and to the Proprietary Marks and all goodwill associated with and symbolized by them.

10.9.2	FRANCHISEE has no knowledge of any actual or potential claim that any registration of any of the Proprietary Marks is invalid or that any Proprietary Mark or the use of it by FRANCHISOR and its licensees infringes on the rights of another.

10.9.3	FRANCHISEE will not in any way contest FRANCHISOR’S ownership of the Proprietary Marks.

10.9.4	FRANCHISEE’S right and license to use the Proprietary Mark is nonexclusive.

10.9.5	FRANCHISOR has the continuing right to use and to license others to use the Proprietary Marks and doing so shall not be a breach of this Agreement.

10.9.6	FRANCHISOR reserves the right to develop, acquire and grant rights in other names and marks to FRANCHISEE and to others on any such terms and conditions as FRANCHISOR deems appropriate.

10.9.7	If FRANCHISOR decides to develop other brands and marks, FRANCHISOR, however, is not required to grant FRANCHISEE a license to use them.
10.10	FRANCHISEE understands and acknowledges that FRANCHISOR reserves the right to substitute different Proprietary Marks for use in identifying the SEARCHPATHSM System and the businesses operating thereunder if FRANCHISOR’S currently owned Proprietary Marks no longer can be used, or if FRANCHISOR, in its sole discretion, determines that substitution of different Proprietary Marks will be beneficial to the SEARCHPATHSM System.

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Section Eleven: Change of Business Entity
11.1	FRANCHISEE may assign this Agreement to a Transferee Entity, provided:
11.1.1	The Transferee Entity is newly organized and properly formed.

11.1.2	The Key Person maintains at least 51% ownership in the Transferee Entity, and agrees to remain the principal operator of FRANCHISEE’S business. Additional owners, members, shareholders or partners and the nature and percentage of their respective interests in the Transferee Entity must be approved in writing by FRANCHISOR.

11.1.3	The Transferee Entity and all of its officers, directors, managers, partners, and holders of ten percent (10%) or more of the ownership of the Transferee Entity must agree to be bound by all terms and conditions contained in this Agreement and execute a Personal Guaranty in the form provided by the Franchisor.

11.1.4	All of the requirements of Section 8 hereof shall apply to a proposed transfer to a Transferee Entity except that the FRANCHISOR’S right of first refusal shall not apply and the FRANCHISOR shall not be entitled to collect a transfer fee.

11.1.5	If the stock, membership interests or partnership interests of the Transferee Entity are certificated then all such certificates shall be conspicuously endorsed with a legend that such stock or interests may not be sold, assigned, transferred, pledged or mortgaged by operation of law or otherwise, without FRANCHISOR’S prior written consent.

11.1.6	There shall not be more than eight (8) owners in the Transferee Entity, all of whom shall be natural persons.
Section Twelve: Confidentiality and Competition
12.1	All Materials and all aspects of and elements of the SEARCHPATHSM System are confidential and may only be used in the operation of FRANCHISEE’S business. The Materials may be shared with employees and contractors under FRANCHISEE’S direct control who need to have access to the Materials to facilitate the FRANCHISEE’S Business, but shall not be shared, directly or indirectly, with any other individual or organization.
12.2	During the term of this Agreement and any renewal or extension, FRANCHISEE and each Interested Person shall not engage in, have an ownership interest in, be employed by, or provide services to any other person, business or entity that is engaged in any aspect of the staffing industry, except pursuant to another franchise agreement with FRANCHISOR. Nothing contained in this Section shall preclude FRANCHISEE from engaging in the exchange of search assignments or candidates with competing business in the normal course of business, including but not limited to split fee arrangements.

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Section Thirteen: Insurance
13.1	FRANCHISEE will acquire and maintain, at FRANCHISEE’S own expense, for the term of this Agreement, all insurance FRANCHISOR may reasonably deem necessary for the operation of FRANCHISEE’S business. The insurance must:
13.1.1	Be reasonably acceptable to FRANCHISOR.

13.1.2	Name FRANCHISOR as an additional insured, except as to such policies in which only an employer may be named.
13.2	Insurance coverage must include:
13.2.1	Comprehensive General Liability, which includes bodily injury liability and property damage liability for premises and operations bodily injury liability and property damage liability for non-owned and hired automobiles in the amount of $1,000,000.

13.2.2	Commercial Blanket Employee Dishonesty Bond in the amount of $100,000.

13.2.3	Coverage of the office property and contents owned or leased by FRANCHISEE. Coverage shall be at least 80% of the value of the contents.

13.2.4	Errors and Omissions Insurance for at least $1,000,000 for each claim and at least $1,000,000 aggregate. Coverage will include Employers Practices Liability Insurance.

13.2.5	Employers Liability in the amount of $100,000.

13.2.6	Workers Compensation Insurance as required by applicable law.

13.2.7	Unemployment Insurance as required by applicable law.
13.3	All policies shall be maintained and shall not be changed, altered, cancelled or reduced without FRANCHISOR’S written consent. In addition, FRANCHISEE shall not include any provision that reduces or limits aggregate claims provided in the policy.

13.4	No policy shall have a deductible to exceed $10,000.

13.5	All insurance shall be primary and without right of contribution from any other insurance purchased by FRANCHISOR.

13.6	FRANCHISOR may change or increase the required limits and modify the required coverage within reason.

13.7	FRANCHISEE will provide FRANCHISOR with a certificate constituting proof of all insurance coverage and confirming that FRANCHISOR has been named as an additional insured as required above. This requirement to supply an insurance certificate is an ongoing obligation, and FRANCHISEE must provide a current certificate whenever a prior certificate or policy of insurance expires.

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Section Fourteen: Initial Term and Renewal
14.1	The initial term of this Agreement shall be ten (10) years.

14.2	FRANCHISEE may renew this Agreement for additional terms of five (5) years each, subject to the following conditions:
14.2.1	At the time of the renewal, FRANCHISEE must be in full compliance with all of FRANCHISEE’S Obligations.

14.2.2	FRANCHISEE must execute FRANCHISOR’S then current Franchise Agreement which may differ materially from this Agreement.

14.2.3	FRANCHISEE must execute a general release, in a form provided by FRANCHISOR, of any and all claims against FRANCHISOR, FRANCHISOR’S subsidiaries, successors and assigns, and their and FRANCHISOR’S respective shareholders, directors, officers, and employees, including without limitation, claims arising under this Agreement, and federal, state and local laws, rules and ordinances.

14.2.4	Upon renewal, FRANCHISEE will comply with FRANCHISOR’S then current training requirements and will upgrade FRANCHISEE’S operations and Office to comply with FRANCHISOR’S then current standards.

14.2.5	Upon renewal FRANCHISEE shall pay to FRANCHISOR its then current renewal fee.
14.3	The following procedures shall be applicable to the renewal process:
14.3.1	FRANCHISEE must give FRANCHISOR written notice of FRANCHISEE’S decision to renew or not to renew this Agreement at least six months, but no more than twelve months, prior to the expiration of the then current term of this Agreement.

14.3.2	If FRANCHISEE does not give FRANCHISOR such notice, FRANCHISEE shall have no right to renew this Agreement.

14.3.3	FRANCHISEE must execute the FRANCHISOR’S then current form of Franchise Agreement and its ancillary documents, if any, and deliver them to FRANCHISOR at least 60 days prior to the expiration of the current term, or by such later dates as is necessary to comply with any applicable law or regulation.
Section Fifteen: Breach, Cure and Remedies
15.1	If FRANCHISEE is more than thirty (30) days overdue in supplying FRANCHISOR with required reports and information or in any other way is in material violation of any of FRANCHISEE’S obligations, FRANCHISOR has the unfettered right to cease providing any or all services and suspend

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FRANCHISEE’S participation in any or all programs offered by FRANCHISOR until FRANCHISEE has cured all defaults.

15.2	FRANCHISOR may terminate this Agreement for any of the following reasons without notice or opportunity to cure:
15.2.1	If FRANCHISEE understates operating revenues by 3% or more of the amount reported for any calendar month, unless FRANCHISEE establishes to FRANCHISOR’S reasonable satisfaction that the underreporting was the result of inadvertence or justifiable neglect.

15.2.2	If FRANCHISEE fails to operate FRANCHISEE’S business or if FRANCHISEE’S office is closed for more than 30 days, without FRANCHISOR’S prior written permission.

15.2.3	If FRANCHISEE is convicted of a felony or a crime involving moral turpitude or any other conduct that may be deemed by FRANCHISOR to constitute an unfair business practice under any applicable law or that is injurious in the judgment of the FRANCHISOR to the Proprietary Marks or the reputation or goodwill of the SEARCHPATHSM System.

15.2.4	If FRANCHISEE is insolvent or becomes the subject of any bankruptcy or insolvency proceeding.
15.3	FRANCHISOR may terminate this Agreement for any of the following reasons upon thirty (30) days written notice, unless FRANCHISEE has cured the breach within such 30-day period:
15.3.1	Failure to timely and successfully complete any mandatory training.

15.3.2	Failure to pay any fees or any other monies due FRANCHISOR.

15.3.3	Failure to comply with FRANCHISOR’S requirements concerning billings, collections and related administrative requirements.

15.3.4	Failure to abide by any of the provisions of the Manual, the Materials or the SEARCHPATHSM System or any additions or modifications thereto.

15.3.5	Any other material breach of FRANCHISEE’S obligations under this Agreement.
15.4	FRANCHISOR may terminate this Agreement without opportunity to cure for any breach of FRANCHISEE’S obligations if FRANCHISEE has breached FRANCHISEE’S obligations twice previously during the prior twelve-month period, for which FRANCHISOR sent FRANCHISEE notices of default, regardless of whether such prior breaches were cured.
Section Sixteen: Rights Upon Termination and Expiration
16.1	Upon termination or expiration of this Agreement, FRANCHISEE shall:
16.1.1	Cease using all Proprietary Marks, Materials, the Manual and any other operational items as outlined in this Agreement and cease the conduct of

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business using any part of the SEARCHPATHSM System or supplying SEARCHPATHSM Services.

16.1.2	Return to FRANCHISOR all previously supplied Materials, the Manual and other items provided for the operation of the franchise including all DVDs, CDs, manuals, documents, memos, forms or related material.

16.1.3	Cease indicating affiliation with FRANCHISOR. This will include websites, emails, and URL addresses.

16.1.4	Upon termination and/or expiration of this Agreement, FRANCHISOR and FRANCHISEE will still be required to comply with this Agreement with respect to obligations arising prior to such termination until all such obligations, including without limitation payment of outstanding invoices and fees, even if the payment is received after termination or expiration of this Agreement.

16.1.5	FRANCHISEE hereby irrevocably constitutes and appoints FRANCHISOR as FRANCHISEE’S attorney in fact to execute all instruments and do all things necessary to accomplish those acts required by this Agreement. If outside costs, including legal fees, are incurred to achieve these acts, FRANCHISEE shall reimburse FRANCHISOR for those costs.

16.1.6	Once this Agreement is terminated, FRANCHISOR will be under no obligation to FRANCHISEE, nor will FRANCHISOR be required to reimburse or pay to FRANCHISEE any monies, unless provided hereunder or previously agreed to in writing by FRANCHISOR, provided, however, FRANCHISOR will pay FRANCHISEE upon receipt all monies otherwise due to FRANCHISEE hereunder constituting FRANCHISEE’S share of fees arising from placements and successful franchise referrals made by FRANCHISEE prior to the termination of this Agreement.
16.2	FRANCHISEE and each Interested Person agrees that after termination it and they shall be subject to the restrictive covenant against competition described in Section 16.2.1 below unless it and they agree in writing to the more restrictive covenant described in Section 16.2.2.
16.2.1	Neither FRANCHISEE nor any Interested Person shall, for a continuous uninterrupted period commencing upon expiration or termination of this Agreement, regardless of the cause for termination, and continuing for two (2) years thereafter, either directly or indirectly, for itself or through, on behalf of, or in conjunction with any person, persons, or legal entity, own, maintain, operate or engage in any Talent Acquisition franchise operation.

16.2.2	For a period of two years following the expiration or termination of this agreement, neither FRANCHISEE nor any Interested Person will, directly or indirectly, engage in any other business which provides staffing services either as a proprietor, partner, investor, shareholder, director,

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fficer, employee, principal, agent, advisor, consultant, landlord or in any other capacity if such other business shall be located or shall otherwise conduct business within 25 miles of any SEARCHPATHSM location or office whether now or hereafter established and operating. This Section 16.2.2 shall only apply if the FRANCHISEE agrees in writing to this more restrictive covenant. In the event that FRANCHISEE so agrees, then FRANCHISOR shall waive any and all ongoing Annual Minimum Royalty associated with the period after such expiration or termination.
16.3	In addition, FRANCHISEE shall not recruit from any SEARCHPATHSM office for twelve (12) months after the termination or expiration of this Agreement. If a National Accounts Program is established, FRANCHISEE shall not directly or indirectly solicit or provide services to any of FRANCHISOR’S national accounts for twelve (12) months after termination or expiration of the Agreement or assist any other person or organization to do so.

16.4	For the protection of the SEARCHPATHSM System, at FRANCHISOR’S request, FRANCHISEE shall require and obtain execution of confidential non-disclosure and non-competition covenants as FRANCHISOR shall designate from such agents, employees, officers and owners who have received training from FRANCHISOR, or from FRANCHISEE concerning the SEARCHPATHSM System or the operation of a SEARCHPATHSM Office.
Section Seventeen: Relationship of Parties; Indemnification
17.1	This Agreement is one of license only and FRANCHISEE will be acting independently in FRANCHISEE’S own business and is not authorized to act for or on behalf of FRANCHISOR, nor is FRANCHISOR authorized to direct the day-to-day operations of FRANCHISEE’S business, or FRANCHISEE’S employees, contractors or agents. None of FRANCHISEE’S actions or commitments shall in any way bind or obligate FRANCHISOR.

17.2	FRANCHISEE is an independent entity and is not and will not be a corporate affiliate, partner or agent nor a party engaging in joint venture with FRANCHISOR, and FRANCHISEE shall not in any way hold itself out as having any such relationship with FRANCHISOR. The parties agree that there is no fiduciary relationship between FRANCHISEE and FRANCHISOR.

17.3	All of FRANCHISEE’S employees, agents and contractors shall be solely its employees, agents and contractors and will in no way be considered the FRANCHISOR’S employees, agents and contractors.

17.4	If any legal action or proceeding is brought against FRANCHISEE in connection with or arising out of FRANCHISEE’S Business, FRANCHISEE shall immediately provide FRANCHISOR with copies of all pleadings and papers relating to the action or proceeding and shall keep FRANCHISOR informed of all activity and progress of proceedings.

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17.5	FRANCHISEE shall indemnify and hold FRANCHISOR harmless from all losses and expenses of any type incurred in connection with any actions, claims, demands, suits, investigations, inquiries or any settlement thereof arising out of FRANCHISEE’S activities or FRANCHISEE’S Business and will reimburse FRANCHISOR for any and all costs, damages and expenses, including reasonable attorneys’ fees arising therefrom.

17.6	Nothing contained in this Section shall be construed to void or limit any of the other rights or duties granted to FRANCHISOR by this Agreement.
Section Eighteen: Arbitration
18.1	All disputes, claims or any matters arising out of or relating to this Agreement or the relations between the parties shall be decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). Either party may apply to the AAA for a determination of the dispute as set forth in the notification thereof by the originating party. The parties agree that the arbitration shall take place in Cleveland, Ohio and shall be governed by the laws of the State of Ohio and the Federal Arbitration Act. The award shall be final and binding, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof, including a federal district court, pursuant to the Federal Arbitration Act.

18.2	FRANCHISOR may, at its option, exclude from arbitration any matter relating to the payment or the obligation to pay past or future fees required to be paid by or to FRANCHISEE under this Agreement, or any action seeking temporary, preliminary or permanent injunctive relief from any court in order to protect FRANCHISOR’S Proprietary Marks or the SEARCHPATHSM System or to enforce the provisions of Section 12 above.

18.3	No joint, consolidated, group, collective or class action type of arbitration or litigation is permitted under the terms of this Agreement and the FRANCHISEE agrees that it shall not have the right to participate in any such arbitration or litigation of those types.

18.4	In preparation for any arbitration hearing, each party may utilize all methods of discovery authorized by the Ohio Rules of Civil Procedure, and may enforce the right to such discovery in the manner provided by the Civil Rules and/or by the Ohio Arbitration Laws. The arbitrator may consider and grant dispositive motions.

18.5	FRANCHISOR may seek temporary and preliminary injunctive relief from any court having jurisdiction over the controversy and the parties, in order to protect FRANCHISOR’S rights set forth in this Agreement, while preparing to engage in arbitration of any issues.

18.6	In no event will FRANCHISOR be liable to FRANCHISEE for any punitive or exemplary damages, or multiple or treble damages in any action arising out of or

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relating to this Agreement or their relationship, whether sounding in tort or contract or alleging statutory violations, and including claims of breach of contract, unfair trade practices or any other claim. The FRANCHISEE expressly waives all such damages and represents that it has had the opportunity to consult with an attorney prior to making this waiver.
Section Nineteen: Notices
19.1	Any notice required by this Agreement shall be given by either party to the other by United States registered, certified or express mail, postage prepaid, return receipt requested or by commercial courier service with confirmed delivery. If such attempted notice is refused, unclaimed or undeliverable, notice may be given personally or by ordinary mail, commercial courier service, fax, electronic mail or any other commercially reasonable method.
19.2	All notices to FRANCHISOR shall be sent to its corporate headquarters located at 1350 Euclid Ave, Suite 325, Cleveland, OH 44115 or such substituted address as FRANCHISOR may designate. Any notices sent to FRANCHISEE shall be sent to FRANCHISEE’S office or to FRANCHISEE’S residence as contained in FRANCHISOR’S records.
Section Twenty: Approval and Consent
20.1	Notwithstanding anything in this Agreement to the contrary and in order to preserve the necessary control over the SEARCHPATHSM System for the benefit of all of its franchisees, whenever FRANCHISOR’S approval or consent is required by this Agreement, FRANCHISOR may withhold such consent or approval in its absolute discretion.
Section Twenty-one: Time of the Essence
21.1	In construing and applying the terms and provisions of this Agreement, time shall be of the essence in each instance.
Section Twenty-two: Applicable law
22.1	This Agreement and all matters that may arise between FRANCHISEE and FRANCHISOR shall be governed by the laws of the State of Ohio without regard to the rules relating to conflict of laws.
Section Twenty-three: Jurisdiction and Venue
23.1	FRANCHISEE hereby irrevocably agrees that any action or proceeding arising out of or relating to this Agreement or the relationship between the parties and not arbitrated as otherwise provided hereunder shall be brought in the courts of the

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State of Ohio in Cuyahoga County or in the United States District Court for the Northern District of Ohio. FRANCHISEE hereby irrevocably accepts and submits generally and unconditionally, for itself, to the jurisdiction of any such Court, and waives all defenses based on jurisdiction, venue or forum non conveniens. Nothing herein shall affect FRANCHISOR’S right to commence legal proceedings or otherwise proceed against FRANCHISEE in any other jurisdiction or affect the obligations of the parties relating to arbitration.
Section Twenty-four: Modification or Waiver
24.1	Any modification or waiver of any of the terms or provisions of this Agreement shall only be effective if the modification or waiver is made in writing and executed by both parties. This limitation on modification is not subject to oral or implied rescission, modification or waiver. FRANCHISOR’S waiver of or failure to enforce any obligation of any other FRANCHISEE shall not constitute a waiver of any of FRANCHISEE’S obligations nor shall it give rise to any claim by FRANCHISEE against FRANCHISOR.
Section Twenty-five: Severability
25.1	The provisions of this Agreement are severable, it being the intention of the parties that if any provision is found invalid, such invalidity shall not affect the remaining provisions, which shall remain in full force and effect as though such invalid provision had not been contained in this Agreement.
Section Twenty-six: Entire Agreement
26.1	This Agreement contains the entire agreement between FRANCHISOR and FRANCHISEE, and there are no arrangements, promises or agreements outstanding between FRANCHISEE and FRANCHISOR, either oral or in writing, other than those contained herein. This Agreement is intended as a complete integration of all agreements between FRANCHISEE and FRANCHISOR. No obligations between the parties shall be implied as a matter of law or otherwise.
Section Twenty-seven: Successors and Assigns
27.1	This Agreement shall be binding upon and shall inure to the benefit of FRANCHISOR and its successors and assigns, and shall be binding upon and shall inure to the benefit of FRANCHISEE and FRANCHISEE’S heirs, personal representatives, including guardians, but only those assignees of FRANCHISEE whose rights were acquired with FRANCHISOR’S prior written consent.

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Section Twenty-eight: Captions and Terminology
28.1	The captions to each section herein are used solely for convenience and are not a part of this Agreement, or to be used in interpreting it.
28.2	Whenever the singular number is used in the Agreement and when required by the context, the same shall include the plural. The masculine gender shall include the feminine as well as neuter gender. The word “person” shall include an individual, corporation, firm, association, company, partnership, or other entity. If FRANCHISEE is more than one person, they shall be bound jointly and severally.
Section Twenty-nine: Acknowledgements
29.1	FRANCHISEE ACKNOWLEDGES THAT FRANCHISEE HAS CONDUCTED A THOROUGH AND IN DEPTH EXAMINATION OF THE BUSINESS BEING FRANCHISED UNDER THIS AGREEMENT. FRANCHISEE UNDERSTANDS THAT THE SUCCESS OF FRANCHISEE’S FRANCHISED BUSINESS WILL DEPEND IN LARGE PART ON FRANCHISEE’S EFFORTS AND ABILITIES AND THAT THERE IS AND CAN BE NO GUARANTEE THAT FRANCHISEE WILL BE SUCCESSFUL. FRANCHISEE ACKNOWLEDGES THAT FRANCHISOR AND ITS REPRESENTATIVES HAVE NOT MADE ANY GUARANTEES, PREDICTIONS OR ESTIMATES OF REVENUE OR PROFIT. FRANCHISEE UNDERSTANDS THE RISKS ASSOCIATED WITH THE PURCHASE AND OPERATION OF FRANCHISEE’S BUSINESS.
29.2	FRANCHISEE ACKNOWLEDGES AND WARRANTS THAT NO CLAIMS MADE OR REPRESENTATIONS MADE BY FRANCHISOR OR ITS OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, AGENTS OR SERVANTS ARE CONTRARY TO ANY OF THE TERMS OUTLINED IN THIS AGREEMENT, THE FRANCHISE DISCLOSURE DOCUMENT PROVIDED BY FRANCHISOR OR RELATED DOCUMENTS, OR WERE USED AS AN INDUCEMENT FOR FRANCHISEE TO ENTER INTO THIS AGREEMENT. FRANCHISEE ALSO ACKNOWLEDGES THAT FRANCHISEE HAS THOROUGHLY REVIEWED THIS AGREEMENT AND CONSULTED WITH COUNSEL PRIOR TO ITS EXECUTION. FRANCHISEE HAS NOT RELIED UPON ANY STATEMENTS OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT, THE FRANCHISE DISCLOSURE DOCUMENT AND RELATED DOCUMENTATION PROVIDED TO FRANCHISEE. IF THERE IS ANY CONFLICT BETWEEN THE FRANCHISE DISCLOSURE DOCUMENT AND THIS AGREEMENT, THE TERMS OF THIS AGREEMENT SHALL PREVAIL.

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29.3	FRANCHISEE ACKNOWLEDGES THAT IT HAS RECEIVED A COPY OF THE COMPLETE FRANCHISE AGREEMENT, THE ATTACHMENTS THERETO, AND AGREEMENTS RELATING THERETO, IF ANY, AT LEAST SEVEN (7) CALENDAR DAYS PRIOR TO THE DATE ON WHICH THIS AGREEMENT WAS EXECUTED. FRANCHISEE FURTHER ACKNOWLEDGES THAT IT RECEIVED THE FRANCHISE DISCLOSURE DOCUMENT REQUIRED BY THE FEDERAL TRADE COMMISSION FRANCHISE RULE AT LEAST FOURTEEN (14) CALENDAR DAYS PRIOR TO THE DATE ON WHICH THIS AGREEMENT WAS EXECUTED.
The parties have executed this Agreement to evidence their agreement to its terms.

FRANCHISEE NAME	SEARCHPATH INTERNATIONAL, INC.

By:

By:	Thomas K. Johnston

Name:

Its:

Date:	President and CEO

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